Exhibit 99.1

CREATIVE REALITIES, LLC

Fairfield, New Jersey

FINANCIAL STATEMENTS

(Unaudited)

As of June 30, 2014 and for the Six Months Ended June 30, 2014 and 2013

CREATIVE REALITIES, LLC

TABLE OF CONTENTS

Financial Statements (unaudited)

Balance Sheet	2

Statements of Operations	3

Statements of Cash Flows	4

Notes to Financial Statements	5 – 11

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Balance Sheet (unaudited)

June 30, 2014

2014
ASSETS

Current assets
Cash and cash equivalents	$335,207
Accounts receivable	2,709,827
Unbilled receivables	343,114
Work-in-process and inventories	452,332
Prepaid expenses	134,766
Total current assets	3,975,246

Non-current assets
Property and equipment, net	507,729
Intangible, net	90,000
Goodwill	1,361,675
Due from affiliate	-
Security deposit	147,992
Total non-current assets	2,107,396

Total assets	$6,082,642

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$1,133,003
Accrued expenses	502,605
Deferred revenue	2,992,507
Due to affiliate	2,114,595
Current portion of loan payable	126,667
Total current liabilities	6,869,377

Non-current liabilities
Deferred rent	286,780
Loan payable - long-term, net of current portion	-
Total non-current liabilities	286,780

Total liabilities	7,156,157

Commitments and contingencies

Members' equity (deficit)	(1,073,515)

Total liabilities and member's equity (deficit)	$6,082,642

See Notes to Financial Statements.

2

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Statements of Operations (unaudited)

For the Six Months Ended June 30, 2014 and 2013

	2014	2013
Sales:
Hardware and Freight	$2,947,304	$1,741,673
Services and Other	2,330,937	2,020,063

Total sales	5,278,241	3,761,736

Cost of sales:
Hardware and Freight	2,103,627	989,878
Services and Other	2,556,816	2,767,807

Total costs of sales	4,660,443	3,747,686

Gross profit	617,798	14,050

Expenses:
Sales and marketing expenses	512,733	430,985
General and administrative expenses	1,476,841	1,290,910
Depreciation and amortization	167,380	144,345

Total expenses	2,156,954	1,866,240

Operating loss	(1,539,156)	(1,852,190)

Other expenses:
Interest expense, net	7,136	20,540

Total other expenses	7,136	20,540

Loss before income tax expense	(1,546,292)	(1,872,730)

Income Tax Expense	0	0

Net loss	$(1,546,292)	$(1,872,730)

See Notes to Financial Statements.

3

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Statements of Cash Flows

For the Six Months Ended June 30, 2014 and 2013

	2014	2013
Cash Flows From Operating Activities:
Net loss	$(1,546,292)	$(1,872,730)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	167,380	144,345
(Increase) decrease in operating assets:
Accounts and unbilled receivables	(698,206)	(158,749)
Due from (to) affiliate	(215,038)	243,558
Prepaid expense, work-in-process and inventories	280,774	(697,361)
Security deposit	(63,992)	-
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(668,117)	1,056,322
Deferred revenues	1,183,431	962,502
Deferred rent	286,780	29,620

Net cash used in operating activities	(1,273,279)	(292,494)

Cash Flows From Investing Activities:
Purchases of property and equipment	(424,230)	(35,951)

Net cash used in investing activities	(424,230)	(35,951)

Cash Flows From Financing Activities:
Repayments of loan payable	(190,000)	(93,333)
Advances from affiliate	2,114,597	588,656

Net cash provided by financing activities	1,924,595	495,323

Net increase in cash and cash equivalents	227,086	166,879

Cash and cash equivalents:
Beginning	108,121	16,322

Ending	$335,207	$183,201

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$7,143	$20,542

See Notes to Financial Statements.

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Note 1. Summary of Business and Significant Accounting Policies

Nature of the Company’s Business: Creative Realities, LLC (the “Company” or “CR”) is a marketing technology firm specializing in design concepts, engineering, fabrication, and installation of high-tech systems for personalized themed environments. The Company emphasizes branded, immersive, and creative ideas for companies and organizations in the retail, hospitality, financial and entertainment industries located throughout the United States. The Company is wholly-owned by Slipstream Funding, LLC whose parent is Slipstream Communications, LLC (“SSC” or the “Parent”). SSC acquired the Company on July 31, 2008. The Company has offices located in New Jersey and New York. On August 20, 2014, the Company merged with Wireless Ronin Technologies, Inc. (see Note 8).

Revenue Recognition: Revenues consist of contracted services including defining customer needs and wants, development, design, deployment and delivery (service) of digital marketing environments. The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 605-10-599, Revenue Recognition, ASC 605-25, Accounting for Revenue Arrangements with Multiple Deliverables, and ASC 605-910, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred, which is when product title transfers to the customer, or services have been rendered; (iii) customer payments are fixed or determinable and free of contingencies and significant uncertainties; and (iv) collection is reasonably assured. If it is determined that collection of a fee is not reasonably assured, the Company defers the revenue and recognizes it at the time collection becomes reasonably assured, which is generally upon receipt of cash payment.

Revenues for services are recognized when the underlying service is delivered or performed pursuant to the terms of each arrangement. When the fair value of an undelivered element cannot be determined, the Company defers revenue for the delivered elements until the undelivered elements are delivered. The Company also conducts an analysis of its pricing and collection risk, among other tests, to determine whether revenue should be reported on a gross or net basis. Payments received in advance of delivery, provision of services, or shipment is deferred until earned.

Revenues from the design and creation of marketing environments are recorded on the basis of the proportionate performance method. The Company estimates the status of individual contracts commencing when progress reaches a point where experience is sufficient to estimate final results with reasonable accuracy. The revenue recognized is the percentage of estimated total revenue based on the ratio of incurred costs to date to estimated total costs including estimated costs to complete. At the time a loss on any contract becomes known, the entire amount of the estimated ultimate loss on the contract is recorded.

Unbilled receivables are a normal part of the Company’s business as some receivables are invoiced in the month following shipment or completion of services. The Company’s policy is to present any taxes imposed on revenue-producing transactions on a net basis.

Multiple-Element Arrangements: The Company enters into arrangements with customers that include a combination of software products, system hardware, maintenance and support, or installation and training services. The Company allocates the total arrangement fee among the various elements of the arrangement based on the relative fair value of each of the undelivered elements determined using the relative selling price (“RSP”) method for each unit of accounting based first on Vendor Specific Objective Evidence (“VSOE”) if it exists, second on third-party evidence (“TPE”) if it exists, and on estimated selling price (“ESP”) if neither VSOE or TPE of selling price of the Company’s various applicable tangible products containing essential software products and services.

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Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 1. Summary of Business and Significant Accounting Policies (Continued)

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company evaluates its significant estimates on an ongoing basis, including, but not limited to, goodwill, intangible asset, revenue recognition, accounts receivable, and accruals. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Basis of Presentation: The Company believes that all necessary adjustments, which consist only of normal recurring items, have been included in the accompanying condensed financial statements to present fairly the results of the interim periods. The results of operations for the interim periods presented are not necessarily indicative of the operating results to be expected for any subsequent interim period or for the year ending December 31, 2014.

Cash and Cash Equivalents: The Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash. As of June 30, 2014, the Company had $335,207 invested in a commercial paper sweep account.

Accounts Receivable and Allowance for Doubtful Accounts: The Company’s unsecured accounts receivable are customer obligations due under normal trade terms, carried at their face value less an allowance for doubtful accounts. The Company determines its allowance for doubtful accounts based on the evaluation of the aging of its accounts receivable and on a customer-by-customer analysis of its high-risk customers. The Company’s reserves contemplate its historical loss rate on receivables, specific customer situations and the economic environments in which the Company operates. The Company determines past due accounts receivable on a customer basis. Accounts receivable are written off after all collection efforts have failed.

Prepaid Expenses: The Company’s prepaid expenses consist of marketing initiative expenses and insurance, which are amortized ratably over the term of the respective agreements.

Work-In-Process and Inventories: The Company’s work-in-process and inventories are valued at the lower of cost (actual cost method) or market; cost is determined on the first-in, first-out method. Inventory is net of an allowance for obsolescence, which was $259,385 as of June 30, 2014. Work-in process represents costs in excess of billings and was $385,107 as of June 30, 2014.

Fair Value of Financial Instruments: Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability.

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Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 1. Summary of Business and Significant Accounting Policies (Continued)

The three levels of the fair value hierarchy under the Fair Value Measurements Topic are described below:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets and liabilities in active markets and quoted prices for identical or similar assets and liabilities in markets that are not active.

Level 3:	Unobservable inputs that reflect the Company's own assumptions.

“FASB ASC 820-10,” Fair Value Measurements and Disclosures, requires disclosure of the estimated fair value of an entity's financial instruments. Such disclosures, which pertain to the Company's financial instruments, do not purport to represent the aggregate net fair value of the Company. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The fair value of the loan payable approximates carrying value based on the interest rates in the agreement compared to current market interest rates.

Property and Equipment: Leasehold improvements, furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Furniture, fixtures and equipment are depreciated on a straight-line basis over the estimated useful lives of between five and seven years. The cost of leasehold improvements is being amortized using the straight-line method over the shorter of the lease term or asset life.

Income Taxes: The Company’s tax structure is a limited liability corporation and, as such, any profit or loss from the Company flows directly to its member who is then responsible to pay any federal or state income tax. The Company is only responsible for paying any minimum business and filing income tax costs.

The Company accounts for uncertainty in income taxes. The measurement and disclosure principles of the standard normally do not affect the financial statements of an entity that is not subject to income tax. As it relates to the Company, additional income taxes due to an adjustment to income or disallowed deductions generally would be imposed on the member rather than the Company itself. However, there are certain exceptions where the Company would bear the burden of an uncertain tax position.

With few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for the years before 2011. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and any related interest and penalties as income tax expense on the Company's statement of operations.

Goodwill and Indefinite-Lived Intangible Assets: The Company follows the provisions of ASC 350, Goodwill and Other Intangible Assets. Pursuant to ASC 350, goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually using a measurement date of September 30 (see Note 2).

Impairment of Long-Lived Assets: In accordance with ASC 360, long-lived assets such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events

7

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 1. Summary of Business and Significant Accounting Policies (Continued)

or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Concentration of Credit Risk: The Company maintains cash balances in major financial institutions in the United States. At times, the balances exceed Federal Deposit Insurance Corporation insured amounts.

The Company had two and four customers that accounted for 57% and 73% of revenue for the six months ended June 30, 2014 and 2013, respectively. The Company had three customers that accounted for 59% of the accounts receivable balance as of June 30, 2014.

Subsequent Events: The Company has evaluated subsequent events through November 4, 2014, the date the financial statements were available for issuance.

Recent Accounting Pronouncements: In May 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, to clarify the principles used to recognize revenue for all entities. The guidance is effective for annual and interim periods beginning after December 15, 2017. Early adoption is not permitted except as defined in the ASU. The Company will evaluate the effects, if any, adoption of this guidance will have on the Company’s financial statements.

Note 2. Intangible Assets

The Company’s goodwill value is $1,361,675 as of June 30, 2014. In accordance with ASC 350, the Company tests for goodwill impairment at least annually. Determining the fair value of a reporting unit under the first step of the goodwill impairment test and determining the fair value of individual assets and liabilities of a reporting unit (including unrecognized intangible assets) under the second step of the goodwill impairment test is judgmental in nature and often involves the use of significant estimates and assumptions. Similarly, estimates and assumptions are used in determining the fair value of other intangible assets. The Company estimated the fair value based on a revenue multiple.

This approach uses significant estimates and assumptions including determination of appropriate market comparables. These estimates and assumptions could have a significant impact on whether or not an impairment charge is recognized and also the magnitude of any such charge. The Company’s annual impairment testing date is September 30. As of June 30, 2014, the Company does not believe a triggering event occurred that would require goodwill be tested for impairment.

The Company’s intangible assets also consist of trade names that are amortized over five years using the straight-line method. The amortization expense was $30,000 for both the six months ended June 30, 2014 and 2013. Accumulated amortization was $150,000 as of June 30, 2014. The Company’s trade name net carrying value was $90,000 as of June 30, 2014. There was no impairment charge recorded for the six months ended June 30, 2014. The estimated amortization expense for the six months ended December 31, 2014 is $30,000 and $60,000 for the year ended December 31, 2015.

8

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 3. Property and Equipment

A summary of property and equipment as of June 30, 2014 is as follows:

2014
Furniture, fixtures, and equipment	$1,604,345
Less accumulated depreciation and amortization	(1,096,616)
$507,729

Depreciation and amortization expense amounted to $167,380 and $144,345 for the six months ended June 30, 2014 and 2013, respectively.

Note 4. Loans Payable

The Company had a note payable to JPMorgan Chase Bank, N.A. which was paid in full on October 1, 2014. The balance of the note payable was $126,667 at June 30, 2014. The interest rate was 5.25% at June 30, 2014. Interest expense amounted to $7,136 for the six months ended June 30, 2014. The loan was secured by all of the assets of the Company.

Note 5. Commitments and Contingencies

Leases: Future minimum lease payments under leases with initial or remaining noncancelable lease terms in excess of one year as of June 30, 2014 are as follows:

Year ending December 31,
Six months ended December 31, 2014	$152,578
2015	427,779
2016	455,544
2017	467,101
2018	478,785
Thereafter	667,399
$2,649,185

Rent expense totaled $385,200 and $144,647 for the six months ended June 30, 2014 and 2013, respectively, and is included in General and Administrative expenses.

Litigation: From time to time, the Company is involved in various disputes and litigation matters that arise in the ordinary course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law, distribution arrangements and employee relations matters. Periodically, the Company reviews the status of any significant matters and assesses potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss at the low end of the range. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict. Because of such uncertainties, accruals are based only on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation. As of June 30, 2014, the Company does not believe the outcome of any pending claims or litigation would result in an outcome that would be materially adverse to the Company’s financial results or position.

9

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 6. Related Party Transactions

At June 30, 2014, CR had a balance due to affiliate totaling $2,114,595. The amounts due to the affiliate do not have specific repayment dates and do not bear any interest. See Note 8 Subsequent Events.

Note 7. Profit-Sharing Plan

The Company participates in the Parent’s salary arrangement plan as defined in Section 401(k) of the Internal Revenue Code for all full-time employees meeting minimum age requirements. Employees may elect to defer a portion of their salaries, subject to percentage and dollar limits. Employer contributions are determined at the discretion of the Parent for each plan year. The total amounts contributed per employee may range from 0% to 25% of compensation. The Parent provided no discretionary contributions to the plan for the six months ended June 30, 2014 and 2013.

Note 8. Subsequent Events

On August 20, 2014, the Company merged with and into a wholly owned subsidiary of Wireless Ronin Technologies, Inc. (CRI), pursuant to the terms of an Agreement and Plan of Merger dated June 26, 2014. CRI, as the legal acquirer, issued to the Company’s sole member, 28.6 million CRI shares and a warrant to purchase 1.8 million CRI shares at $0.48. CRI changed its name from Wireless Ronin Technologies, Inc. to Creative Realities, Inc. effective as of September 15, 2014. In connection with the merger, the combined companies received net proceeds of $4.8 million from the issuance of convertible preferred stock.

Immediately after the consummation of the merger, Creative’s former sole member, in the aggregate, owned approximately 60% of the combined company’s shares on a fully diluted basis (using the treasury stock method and excluding the impact of the convertible preferred stock). The Company was the “accounting acquirer”, though CRI was the “legal acquirer”, and accordingly, the merger was accounted for as a reverse acquisition. The Company will allocate the deemed purchase price consideration to the tangible and intangible assets acquired and liabilities assumed from CRI, with the excess purchase price recorded as goodwill. In accordance with reverse acquisition accounting, the historical consolidated financial statements of Creative will be the predecessor financial statements with CRI financial results included beginning with the merger date.

On July 31, 2014 the Company’s parent agreed to transfer $2,125,774 of the Company’s indebtedness in Creative Realities, LLC Member’s Equity. This amount includes $2,114,595 of indebtedness to Gyro, LLC, included on the Balance Sheet as “Due to affiliate”.

10

Creative Realities, LLC

(a Delaware limited liability company)

Notes to Financial Statements

Note 9. Liquidity

For the six months ended June 30, 2014 and the year ended December 31, 2013, the Company had a net loss of $1,546,292 and $2,847,679, and a negative cash flow from operations of $1,273,281 and $864,942, respectively. Historically the Company has had continuing operating losses, negative cash flows from operations and working capital deficiencies.

As discussed in Note 8, the Company merged with CRI on August 20, 2014. The Company had sufficient cash to continue operations through the merger date.

Prior to the merger, CRI experienced continuing operating losses and CRI’s independent registered public accounting firm expressed substantial doubt about CRI’s ability to continue as a going concern in connection with the audit of CRI at December 31, 2013.  In connection with the mergers, the combined companies raised net proceeds of $4.8 million from the issuance of convertible preferred stock and certain debt was converted to equity. However, the combined companies will still need to generate sufficient revenue, obtain financing, or adjust operating expenses so as to maintain positive working capital.  Considering the history of operating losses by both companies, there remains substantial doubt about the ability of the combined companies to continue as a going concern.

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